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                                                                   EXHIBIT 10.67

                          133 NATIONAL BUSINESS PARKWAY
                             NATIONAL BUSINESS PARK
          (American Communications Services, Inc.- Suites 200 and 300)

         THIS AGREEMENT OF LEASE (the "Lease") made this ______________ day of ______________________, 1997, by and between CONSTELLATION REAL ESTATE, INC., a Maryland corporation, Agent for Owner ("Landlord") and AMERICAN COMMUNICATIONS SERVICES, INC., a Delaware corporation ("Tenant"), witnesseth that the parties hereby agree as follows:

1. Premises. Landlord is the owner of that certain building situate within the National Business Park and having an address of 133 National Business Parkway, Annapolis Junction, Maryland 20701 (the "Building").

         Landlord does hereby lease unto Tenant, and Tenant does hereby rent from Landlord, that portion of the Building on the second and third floors designated as Suite s 200 and 300 containing the agreed upon equivalent of 59,545 square feet of rentable area (the "Premises") described on the schedule attached hereto as Exhibit "A" and made a part hereof. In addition thereto, Tenant shall have the right to use, on a non-exclusive basis, and in common with the other tenants of the Building the Common Areas of the Building (as that term is defined in Section 5.2.6 hereof), and as shown on Exhibit "A-1" attached hereto and made a part hereof. The measurements of the Premises and the Building are computed in accordance with the BOMA-Z specification and the rentable area of the Premises and Building includes a core factor of twelve percent (12%). The total rentable area of the Building is 88,666 square feet.

2.       Term.

         2.1 Commencement Date and Initial Term. This Lease shall commence on the "Commencement Date" (as herein defined) and shall be for a term ("Initial Term") of five (5) years, plus the portion of a calendar month, if any, from the Commencement Date to the last day of the calendar month in which such Commencement Date occurs. As used in this Lease, the term "Commencement Date", as advanced or postponed pursuant to the terms hereof, shall be defined as the earlier to occur of (a) the date on which Tenant takes possession and occupancy of the Premises, or (b) the date which is fifteen (15) days following that date which is the first on which he following events have occurred, namely (i) the Premises are "substantially completed", as defined in Section 2.2 following,
(ii) Landlord has given Tenant written notice that the Premises are "substantially completed", and (iii) the "Target Date" as defined in Section 2.2 has arrived.

         2.2 Substantial Completion. Landlord shall use its best efforts to "substantially complete" the Premises by November 15, 1997 ("Target Date"). "Substantially complete" means that: (i) the construction of the improvements described in Section 34 has been completed so that Tenant can use the Premises for their intended purposes without material interference to Tenant conducting its ordinary business activities, (ii) the Premises have been approved for occupancy by governmental authorities having jurisdiction, (iii) the Tenant has ready and unobstructed access to the Building and Premises through the lobby, hallways and fully operational elevators, and (iv) the Premises are ready for installation of any equipment, furniture, fixtures or decoration that Tenant will install. Landlord shall keep Tenant advised by weekly reports as to its progress with regard to "substantially completing" the Premises by the Target Date. Tenant and Landlord agree to cooperate in the resolution of outstanding issues within forty-eight (48) hours to maintain jointly agreed to construction schedules.

         2.3 Tenant's Option to Extend Term. Provided Tenant is not in default of its obligations to the Landlord pursuant to this Lease and any applicable cure period has not expired, Tenant shall have the option to extend the Term of this Lease for one (1) additional period of either three (3) years or five (5) years (the "Renewal Term"), to commence immediately upon the expiration of the Initial Term upon the same terms, covenants and conditions contained in this Lease, except that (i) Tenant shall pay to Landlord as base rent during the Renewal Term ninety-five percent (95%) of the then "Prevailing Market Rate" for the Premises as hereinafter defined, (ii) Landlord shall grant Tenant a tenant improvement allowance in the amount of Six Dollars



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($6.00) per square foot of area in the Premises, (iii) the Base Taxes and Base
Building Expenses shall be adjusted to the most recently completed Tax Year and calendar year, respectively.

         For purposes of this Section 2.3, the term "Prevailing Market Rental" shall mean the annual per rentable square foot rental rate then being charged in new leases consummated within six (6) months prior to the date of Tenant's Notice, which such leases are for Class A office premises comparable to the Premises and located in office buildings comparable to the Building within a ten
(10) mile radius of the Building (excluding the Town Center, Columbia). In the determination of the "Prevailing Market Rental," the following factors shall be used in making any such determination (i) consideration of annual rental rates per rentable square foot; (ii) total rentable square feet leased; (iii) types of escalation clauses (including without limitation operation expense stops, real estate tax stops, and Consumer Price Index adjustments); (iv) length of relevant term; (viii) utilities or services included within the base rent for the comparable premises (including by way of example and not by way of limitation electricity); and (v) the brokerage commissions with respect to such comparable premises. Notwithstanding the foregoing, the comparable leases shall (i) have at least a five (5) or three (3) year term depending on the length of the Renewal Term elected by Tenant, (ii) contain at least 10,000 square feet of space, and
(iii) be in a building which is not newer than the Building. All rent payable with respect to the Renewal Term shall be payable in the same manner set forth in Section 5.1 of this Lease.

         In order to exercise its option granted herein, Tenant shall so notify Landlord in writing of its intent to renew and the length of the Renewal Term not less than one hundred and eighty (180) days prior to the expiration of the Initial Term. Within thirty (30) days following the exercise by Tenant of its option to extend the Lease for the Renewal Term, Landlord shall notify Tenant in writing of its determination of the Prevailing Market Rate for the Renewal Term as reasonably determined by Landlord. Within twenty (20) days of Tenant's receipt of Landlord's notification of such rate determined by Landlord, Tenant shall notify Landlord in writing of Tenant's acceptance or rejection of such rate. If by Tenant's written notice to Landlord given within the aforesaid twenty (20) day period, Tenant shall accept such Prevailing Market Rate, the Landlord and Tenant shall enter into an amendment to this Lease acknowledging such renewal and setting forth any terms at variance with the terms of this Lease. If by Tenant's written notice to Landlord given within the aforesaid twenty (20) day period, Tenant shall reject such Prevailing Market Rate as determined by Landlord the for the Renewal Term, then within twenty (20) days thereafter, Landlord and Tenant shall each appoint an independent commercial leasing broker licensed in the Maryland area (the "Brokers") within ten (10) days after the expiration of the twenty (20) day period and such brokers shall deliver their respective estimates of the Prevailing Market Rate within ten (10) days after being appointed. If the estimates of the Prevailing Market Rate as quoted by the Brokers are within ten percent (10%) of each other, the Prevailing Market Rate shall be deemed to be the average of the estimates presented by the Brokers. If the estimates of the Prevailing Market Rate as quoted by the Brokers differ by more than ten percent (10%), then the Brokers shall appoint a third independent commercial leasing broker licensed in the Maryland area within ten
(10) days after the delivery of their estimates (the "Third Broker") who shall deliver its estimate of the Prevailing Market Rate within ten (10) days after being appointed and such estimate shall be deemed to be the Prevailing Market Rate. Tenant shall notify Landlord within ten (10) days after receipt of the estimate of the Prevailing Market Rate (whether as resulting from the average of the Brokers or from the Third Broker, as applicable), whether Tenant shall accept such Prevailing Market Rate, whereupon Landlord and Tenant shall enter into an amendment to this Lease acknowledging such renewal and setting forth any terms at variance with the terms of this Lease. If Tenant does not accept such Prevailing Market Rate within the aforesaid ten (10) day period, then Tenant's option to extend the Lease for the Renewal Term shall be void and inoperable. Landlord and Tenant shall each pay the fee of the broker designated by them originally and shall split the fees of the Third Broker.

         Further, the option to extend the Term shall be void and inoperable if Tenant (or its


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permitted assignee) is not in occupancy and possession of the Premises under this Lease at the time of giving such notice, if Tenant shall be in default under any of the terms of this Lease beyond the expiration of any applicable cure period at the time of exercising its option to renew, if Tenant does not deliver the requisite notice exercising its option to renew within the time period specified above, and/or if Tenant shall fail to respond to Landlord's initial notice of the Prevailing Market Rate within the time period specified above. The option granted herein shall not be severed from this Lease, or separately sold, assigned or transferred.

         2.4 Definition of "Term". As used herein, the word "Term" shall refer to the Initial Term and the Renewal Terms, if any.

3. Advance Rent. Within ten (10) days after the execution of this Lease, Tenant shall pay Landlord the sum of Eighty-Nine Thousand Seven Hundred Fifty Dollars ($89,750.00) to be held as Advance Rent and security and which Landlord shall be entitled to retain, without limitation of other remedies, for any defaults of this Lease by Tenant occurring prior to the commencement of the Term. If no such defaults occur, the Advance Rent shall be applied by Landlord against the first monthly installment(s) of Base Rent payable by Tenant hereunder.

4. Use. Tenant shall use and occupy the Premises continuously during the Term of this Lease solely for general office purposes and for a telecommunications facility providing for Tenant's operation, installation, maintenance, repair and replacement of telecommunications equipment and directly related facilities subject to and in accordance with all applicable laws, ordinances, rules and regulations of Federal, State and local governmental authorities having jurisdiction ("Applicable Laws"), and for no other purpose. Tenant acknowledges that violation of the foregoing continuous occupancy and use covenant shall be a material breach of this Lease.

5.       Rent.

         5.1 Base Rent. As rent for the Premises during each year of the Term, subject to adjustments pursuant to Section 34.2, Tenant shall pay to Landlord an annual base rent ("Base Rent") in equal monthly installments of each, in advance on the first day of each calendar month during the Term, and without deduction, setoff or demand in accordance with the following schedule:

                        Annual Base Rent (as computed            Monthly Installment
Rental Year                on an annualized basis)               of Annual Base Rent
------------            -----------------------------            -------------------
      1                 $1,068,832.80                               $89,069.40
      2                 $1,092,399.36                               $91,033.28
      3                 $1,116,686.16                               $93,057.18
      4                 $1,141,701.60                               $95,141.80
      5                 $1,167,467.52                               $97,288.96

In addition to the Base Rent, if the Term should commence on a day other than the first day of a calendar month, Tenant shall pay to Landlord upon the Commencement Date, a sum equaling that percentage of the monthly rent installment which equals the percentage of such calendar month falling within the Term.

         5.2 Definitions. For the purposes hereof, the following definitions shall apply:

               5.2.1 "Property" shall mean the Building, the land upon which same is situated and all fixtures and equipment thereon or therein, all commonly owned or shared appurtenances, including but not limited to, parking areas, walkways, landscaping and utilities, whether located on the land upon which the Building is situated or elsewhere within the immediate proximity of the Building.


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               5.2.2   "Building Expenses" shall be all those expenses paid or
incurred by Landlord in connection with the owning, maintaining, operating and repairing of the Property or any part thereof, in a manner deemed reasonable and appropriate by Landlord in accordance with generally accepted accounting principles and shall include, without limitation, the following:

                       5.2.2.1 All costs and expenses of operating, repairing, lighting, cleaning, and insuring (including liability for personal injury, death and property damage and workers' compensation insurance covering personnel directly related to the Building) the Property or any part thereof, as well as all costs incurred in removing snow, ice and debris therefrom and of policing and regulating traffic with respect thereto, replacing or repairing of pavement, parking areas, curbs, walkways, drainage, lighting facilities, landscaping (including replanting and replacing flowers and other planting) and to the extent any of such items is a capital item, such item shall be amortized in accordance with generally accepted accounting principles (provided that the need for such capital item is not the result of Landlord's negligence or willful misconduct);

                       5.2.2.2 Electricity, steam and fuel used in lighting, heating, ventilating and air conditioning in the Common Areas only to be separately metered;

                       5.2.2.3 Maintenance and repair of mechanical and electrical equipment including heating, ventilating and air conditioning equipment;

                       5.2.2.4 Window cleaning and janitor service, substantially in accordance with Exhibit "F" attached hereto, including equipment, uniforms, and supplies and sundries, provided that Landlord shall have the right to modify the janitorial service in accordance with the then current standards for operating a first class office building as long as such change does not materially and adversely affect Tenant's business in the Premises;

                       5.2.2.5 Maintenance of elevators, stairways, rest rooms, lobbies, hallways and other Common Areas;

                       5.2.2.6  Repainting and redecoration of all Common Areas;

                       5.2.2.7  Sales or use taxes on supplies or services;

                       5.2.2.8 Reasonable management fees,wages, salaries and compensation of all persons engaged in the maintenance, operation or repair of the Property (including Landlord's share of all payroll taxes);

                       5.2.2.9 Legal, accounting and engineering fees and expenses, except for those related to disputes with tenants or which are a result of and/or are based on Landlord's negligence or other tortious conduct or to the defense of Landlord's title to the Building;

                       5.2.2.10 All other expenses which under generally accepted accounting principles would be considered as an expense of owning, maintaining, operating, or repairing the Property; excluding, however, those expenses which would be considered capital in nature under generally accepted accounting principles.

         Notwithstanding anything in this Lease to the contrary, the following items shall be excluded from the definition of Building Expenses:

                                 a.      Repairs or other work occasioned by
fire, windstorm or other casualty of an insurable nature or by the exercise of eminent domain or any such expenditures for which Landlord is reimbursed from any source;


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                                 b.      Leasing commissions and attorneys' fees
in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

                                 c.      Renovating or otherwise improving or
decorating, painting or redecorating leasable space for tenants or other occupants of the Building;

                                 d.      Landlord's cost of electricity and
other services that are sold to tenants for their exclusive use for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental, or for Landlord's exclusive use in the operation of commercial concessions at the Building and;

                                 e.      Depreciation;

                                 f.      Expenses in connection with services or
other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Building, the cost of which is included as Building Expenses;

                                 g.      Legal fees and related legal costs,
together with any damages awarded Tenant or any other tenants, incurred by Landlord due to the violation by Landlord or any tenant of the terms and conditions of any lease of space in the Building, including but not limited to the costs incurred in removing and storing the property of former tenants or occupants of the Building and Property;

                                 h.      Other than as set forth in Section
5.2.2.8 above, overhead and profit increment paid to subsidiaries or affiliates of Landlord for services on or to the real property, to the extent only that the costs of such services exceed competitive costs of such services were they not rendered by a subsidiary or affiliate;

                                 i.      Interest, principal, points, fees and
costs (including attorneys' fees, investigations and reports) and other lender costs and closing costs on debts or amortization of any mortgage or any other debt instrument encumbering the Building or Property or any part thereof;

                                 j.      Landlord's general overhead except as
it directly relates to the operation and management of the Building;

                                 k.      Any compensation paid to clerks,
attendants or other persons in commercial concessions operated by Landlord;

                                 l.      All items and services for which Tenant
reimburses Landlord or pays third persons;

                                 m.      All advertising and promotional
expenditures;

                                 n.      Any costs, fines or penalties incurred
due to violations by Landlord of any governmental rule or authority;

                                 o.      Costs for sculpture, paintings or other
objects of art;

                                 p.      Wages, salaries or other compensation
paid to any executive employees above the grade level of building manager;


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                                 q.      Except for making repairs or keeping
permanent systems in operation while repairs are being made, rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature, except equipment which is used in providing janitorial services and which is not affixed to the Building;

                                 r.      The value or lost income to Landlord of
any office space in the Building or the Project which is utilized for the management of the Building;

                                 s.      Costs which are reimbursed Landlord
under any contractor, manufacturer or supplier warranty;

                                 t.      Costs incurred by Landlord to remedy
any defects in the design of or materials used in, or the defective installation of the structural steel framing, foundation and underground utility lines forming a part of or servicing the Building or the Property;

                                 u.      Costs incurred to test, survey, clean
up, contain, abate, remove or otherwise remedy hazardous or toxic materials or asbestos-containing materials or the cost of any environmental audit;

                                 v.      Costs arising from Landlord's
charitable or political contribution; and/or

                                 w.      Insurance premiums to the extent any
tenant's permitted use causes Landlord's existing insurance premiums to increase or requires Landlord to purchase additional insurance.

               5.2.3 "Taxes" shall mean all real property taxes including currently due installments of assessments, sewer rents, ad valorem charges, water rates, rents and charges, front foot benefit charges, and all other governmental impositions in the nature of any of the foregoing. Excluded from Taxes are (i) federal, state or local income taxes, (ii) franchise, gift, transfer, excise, capital stock, estate or inheritance taxes, and (iii) penalties or interest charged for late payment of Taxes. If at any time during the Term the method of taxation prevailing at the commencement of the Term shall be altered so as to cause the whole or any part of the items listed in the first sentence of this subparagraph 5.2.3 to be levied, assessed or imposed, wholly or partly as a capital levy, or otherwise, on the rents received from the Building, wholly or partly in lieu of imposition of or in addition to the increase of taxes in the nature of real estate taxes issued against the Property, then the charge to the Landlord resulting from such altered additional method of taxation shall be deemed to be within the definition of "Taxes."

               5.2.4 "Base Building Expenses" shall mean $4.00 per rentable square foot, as described as of the date of this Lease on Exhibit "G" attached hereto and made a part hereof, provided that Landlord shall have the right to change the amounts allocated to the categories of Building Expenses in order to operate the Building consistently with the operation of a first-class office building.

               5.2.5   "Base Taxes" shall mean $0.75 per rentable square foot.

               5.2.6 "Common Areas" shall mean those areas and facilities which may be from time to time furnished to the Building by Landlord for the non-exclusive general common use of tenants and other occupants of the Building, their officers, employees, and invitees, including (without limitation) the hallways, stairs, parking facilities, washrooms, and elevators.


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         5.3   Rent Adjustments for Taxes.

               5.3.1 At or after the time that Taxes are due and payable, Landlord shall total the Taxes and shall allocate such Taxes to the rentable area within the Building in the following manner: Taxes shall be totaled and such total shall be divided by the total rentable square feet in the Building thereby deriving the "Cost of Taxes Per Square Foot" of rentable area.

               5.3.2 In the event that the Cost of Taxes Per Square Foot assessed for any tax year which is wholly or partly within the Term are greater than the Base Taxes, Tenant shall pay to Landlord, as additional rent at the time such Taxes are due and payable, the amount of such excess times the number of rentable square feet in the Premises. Any additional rent due Landlord under this Section 5.3 shall be due and payable within thirty (30) days after Landlord shall have submitted a written statement to Tenant showing the amount due. For Tenant's obligation for such additional rent at the beginning or end of the Lease, see Section 5.5. Landlord may, in its discretion, make a reasonable estimate of such additional rent with respect to Taxes, and require Tenant to pay each month during such year 1/12 of such amount, at the time of payment of monthly installments of Base Rent. In such event, Tenant shall pay, or Landlord shall refund or credit to Tenant's account, any underpayment or overpayment of such additional rent within thirty (30) days of Landlord's annual written statement of Taxes due. Tenant shall have the right to examine, at Tenant's sole expense, Landlord's records with respect to any such increases in rent; provided, however, that unless Tenant shall have given Landlord written notice of exception to any such statement within forty-five (45) days after delivery thereof, the same shall be conclusive and binding on Tenant.

         As of the date of this Lease, the tax year is a fiscal year commencing July 1. If the appropriate authorities shall hereafter change the tax year to a calendar year, or to a fiscal year commencing on a date other than July 1, appropriate adjustments shall be made in the computation of any additional rent due hereunder.

         All reasonable expenses incurred by Landlord (including attorneys', appraisers' and consultants' fees, and other costs) in contesting any increase in Taxes or any increase in the assessment of the Property shall be included as an item of Taxes for the purpose of computing additional rent due hereunder.

         5.4   Rent Adjustments for Building Expenses.

               5.4.1 After the end of each calendar year, Landlord shall compute the Building Expenses for such year and shall allocate such costs to the rentable area within the Building in the following manner: Building Expenses shall be totaled and such total shall be divided by the total rentable square feet in the Building thereby deriving the "Cost of Building Expenses Per Square Foot" of rentable area.

               5.4.2 In the event that the cost of Building Expenses Per Square Foot of rentable area for any year which is wholly or partly within the Term are greater than the Base Building Expenses, Tenant shall pay to Landlord, as additional rent, the amount of such excess times the number of rentable square feet in the Premises, as set forth in Section 1 above. Any such additional rent shall be due within forty-five (45) days after the Landlord has submitted a written statement to Tenant showing the amount due. Landlord may, in its discretion, make a reasonable estimate of such additional rent with respect to any calendar year, and require Tenant to pay each month during such year 1/12 of such amount, at the time of payment of monthly installments of Base Rent. In such event, Tenant shall pay, or Landlord shall refund or credit to Tenant's account, any underpayment or overpayment of such additional rent within forty-five (45) days of Landlord's written statement of actual Building Expenses for the Calendar year. Tenant shall have the right to examine and audit, at Tenant's sole expense, Landlord's records with respect to any such increases in rent; provided, however, that unless Tenant shall have given Landlord


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written notice of exception to any such statement within forty-five (45) days after delivery thereof, the same shall be conclusive and binding on Tenant. Notwithstanding anything to the contrary contained herein Landlord shall use diligent efforts to keep Building Expenses at reasonable amounts, while maintaining the Building as a first class office building.

               5.4.3. Notwithstanding anything in this Section 5.4 to the contrary, in no event shall Tenant's share of increase in Building Expenses for those items within Landlord's discretion and control (which specifically excludes Building Expenses relating to utilities, snow removal, insurance premiums, and Taxes), exceed in any given year, the increase in the Index (as defined below) from the Base Year Index (as defined herein).

                                 5.4.3.1 The term "Index" shall mean the
Consumer Price Index (U.S., All Urban Consumers, All Items, 1982-84=100, from the U.S. Department of Labor, Bureau of Labor Statistics, Washington, D.C.).

                                 5.4.3.2 The "Base Year Index" shall be the
Index for January, 1997, for the purposes of all Building Expense adjustments.

                                 5.4.3.3 The "Adjustment Period Index" shall be
the Index for the month of January of each succeeding year.

                                 5.4.3.4 To determine the maximum amount of the
increase of Tenant's share of the increases in the Building Expenses, the Base Year Index shall be subtracted from the Adjustment Period Index; the difference shall then be divided by the Base Year Index.

                                 5.4.3.5 If the Index is, at any time during the
term of this Lease, discontinued by the government, then the most nearly comparable index of inflation published by the government shall be substituted for the purpose of this calculation.

         5.5 Additional Rent Payments. Tenant's obligation to pay any additional rent accruing during the Term pursuant to Sections 5.3 and 5.4 hereof shall apply pro rata to the proportionate part of a tax year as to Taxes, and calendar year, as to Building Expenses, in which this Lease begins or ends, for the portion of each such year during which this Lease is in effect. Such obligation to make payments of such additional rent shall survive the expiration or sooner termination of the Term.

         5.6 Payments. All payments or installments of any rent hereunder and all sums whatsoever due under this Lease (including but not limited to court costs and attorneys fees) shall be deemed rent, shall be paid to Landlord at the address designated by Landlord, and if not paid when due, shall be subject to a late charge of $35.00 for each late payment and shall bear interest at the rate of 15% per annum (but not more than the maximum allowable legal rate applicable to Tenant) until paid. Additionally, if any of Tenant's checks for payment of rent or additional rent are returned to Landlord for insufficient funds, Tenant shall pay to Landlord as additional rent $50.00 for each such check returned for insufficient funds, and if two or more of Tenant's checks in payment of rent or additional rent due hereunder are returned for insufficient funds in any calendar year, Landlord reserves the right upon ten (10) days advance written notice to Tenant to thereafter require Tenant to pay all rent and additional rent and other sums whatsoever due under this Lease in cash, by money order or by certified check or cashier's check. If an attorney is employed to enforce Landlord's rights under this Lease, Tenant shall pay all fees and expenses of such attorney whether or not legal proceedings are instituted by Landlord.

6. Requirements of Applicable Law. Landlord warrants that on the Commencement Date, the Premises will comply with all applicable laws, ordinances, rules and regulations of governmental authorities having jurisdiction over the Property ("Applicable Laws"). Tenant, at


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its sole cost and expense, shall thereafter comply promptly with all Applicable
Laws now in force or which may hereafter be in force, which impose any duty upon Landlord or Tenant with respect to the use, occupancy or alteration of the Premises or any part thereof and for the prevention of fires; provided, however, that Landlord and not Tenant shall correct all structural defects in the Building necessary to comply with Applicable Laws, and make all repairs, changes or alterations necessary because the Building was not constructed in compliance with any of said Applicable Laws.

7. Certificate of Occupancy. Tenant will not use or occupy the Premises in violation of any certificate of occupancy, permit, or other governmental consent issued for the Building. If any governmental authority, after the commencement of the Term, shall contend or declare that the Premises are being used for a purpose which is in violation of such certificate of occupancy, permit, or consent, then Tenant shall, upon five (5) days' notice from Landlord, immediately discontinue such use of the Premises. If thereafter the governmental authority asserting such violation threatens, commences or continues criminal or civil proceedings against Landlord for Tenant's failure to discontinue such use, in addition to any and all rights, privileges and remedies given to Landlord under this Lease for default therein, Landlord shall have the right to terminate this Lease forthwith. Tenant shall indemnify and hold Landlord harmless of and from any and all liability for any such violation or violations.

8. Contest-Statute, Ordinance, Etc. Tenant may, after notice to Landlord, by appropriate proceedings conducted promptly at Tenant's own expense in Tenant's name and whenever necessary in Landlord's name, contest in good faith the validity or enforcement of any such statute, ordinance, law, order, regulation or requirement and may similarly contest any assertion of violation of any certificate of occupancy, permit, or any consent issued for the Building. Tenant may, pending such contest, defer compliance therewith if, in the opinion of counsel for Landlord, such deferral will not subject either the Landlord or the Premises or the Property (or any part thereof) to any penalty, fine or forfeiture, and if Tenant shall post a bond with corporate surety approved by Landlord sufficient, in Landlord's opinion, fully to indemnify Landlord from loss.

9. Tenant's Improvements. Except to the extent that Landlord is responsible for making improvements to the Premises pursuant to Section 34 of this Lease, Tenant agrees that it will make such improvements to the Premises as it may deem necessary at its sole cost and expense. Tenant shall not make any alterations, decorations, installations, additions or improvements to the Premises, including but not limited to, the installation of any fixtures, amenities, equipment, appliances, or other apparatus (excluding interior decorations), without Landlord's prior written consent, which shall not be unreasonably withheld or delayed, and then only by contractors or mechanics employed or reasonably approved by Landlord. All such work, alterations, decorations, installations, additions or improvements shall be done at Tenant's sole expense and at such times and in such manner as Landlord may from time to time reasonably designate. Landlord's consent to and/or approval of Tenant's plans and specifications for the aforesaid improvements shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities. Simultaneously with its approval of all alterations, decorations, installations, additions or improvements made by Tenant, Landlord shall advise Tenant whether Landlord shall be required to remove such improvements at the expiration of the Term.

10.      Repairs and Maintenance.

         10.1 Tenant's Care of the Premises and Building. During the Term Tenant shall:

               10.1.1 keep the Premises and the fixtures, appurtenances and improvements therein in good order and condition;

               10.1.2 make repairs and replacements to the Premises required because of Tenant's misuse or primary negligence, except to the extent that the repairs or replacements are covered by Landlord's insurance as required hereunder;

               10.1.3 repair and replace special equipment or decorative treatments installed by or at Tenant's request and that serve the Premises only, except to the extent the repairs or replacements are needed because of Landlord's misuse or primary negligence, and are not covered by Tenant's insurance as required hereunder; and

               10.1.4 pay for all damage to the Building, its fixtures and appurtenances, as well as all damages sustained by Tenant or occupants of the Building due to any waste, misuse or neglect of the Premises, its fixtures and appurtenances by Tenant, except to the extent that the repair of such damage is covered by Landlord's insurance as required hereunder.

         In addition Tenant shall not place a load upon any floor of the Premises exceeding 100 lbs per square foot. Landlord reserves the right to prescribe the weight and position of all heavy equipment brought onto the Premises and prescribe any reinforcing required under the circumstances, all such reinforcing to be at Tenant's expense.

         10.2 Landlord's Repairs. Except for the repairs and replacements that Tenant is required to make pursuant to Section 10.1 above, Landlord shall make all other repairs and replacements to the Premises, Common Areas and Building (including Building fixtures and equipment) as shall be reasonably deemed necessary to maintain the Building in a condition comparable to other first class suburban office buildings in the Baltimore-Washington corridor area. This maintenance shall include the roof, foundation, exterior walls, interior structural walls, all structural components, and all systems such as mechanical, electrical, multi-tenant HVAC, and plumbing. The costs associated with such repairs shall be deemed a part of Building Expenses; provided, however, that costs of all of such repairs which would be considered capital in nature under generally accepted accounting principles shall be paid by Landlord. There shall be no allowance to Tenant for a diminution of rental value, no abatement of rent, and no liability on the part of Landlord by reason of inconvenience, annoyance or injury to business arising from Landlord, except in the case of Landlord's gross negligence, Tenant or others making any repairs or performing maintenance as provided for herein.

         10.3  Time for Repairs. Repairs or replacements required pursuant to
Section 10.1 and 10.2 above shall be made within a reasonable time using due diligence (depending on the nature of the repair or replacement needed - generally no more than fifteen (15) days in non-emergency situations) after receiving notice or having actual knowledge of the need for a repair or replacement.

         10.4 Surrender of the Premises. Upon the termination of this Lease, Tenant shall surrender the Premises to Landlord in the same broom clean condition that the Premises were in on the Commencement Date except for:

               10.4.1  ordinary wear and tear;

               10.4.2 damage by the elements, fire, and other casualty unless Tenant would be required to repair under the provisions of this Lease;

               10.4.3 damage arising from any cause not required to be repaired or replaced by Tenant; and

               10.4.4 alterations as permitted by this Lease unless consent was conditioned on their removal.

         On surrender Tenant shall remove from the Premises its personal property, trade fixtures and any alterations required to be removed pursuant to the terms of this Lease and repair any damage to the Premises caused by this removal. Any items not removed by Tenant as required above shall be considered abandoned. Landlord may dispose of abandoned items as Landlord chooses and bill Tenant for the reasonable cost of their disposal.

11. Conduct on Premises. Tenant shall not do, or permit anything to be done in the Premises, or bring or keep anything therein which will, in any way, increase the rate of fire insurance on the Building, or invalidate or conflict with the fire insurance policies on the Building, fixtures or on property kept therein, or obstruct or interfere with the rights of the Landlord or of other tenants, or in any other way injure or annoy Landlord or the other tenants, or subject Landlord to any liability for injury to persons or damage to property, or interfere with the good order of the Building, or conflict with Applicable Laws, or the Maryland Fire Underwriters Rating Bureau. Tenant agrees that any increase of fire insurance premiums on the Building or contents caused by the occupancy of Tenant and any expense or cost incurred in consequence of negligence or carelessness or the willful action of Tenant, Tenant's employees, agents, servants, or invitees (provided that such increase in costs does not result of actions by other tenants in the Building) shall, as they accrue be added to the rent heretofore reserved and be paid as a part thereof; and Landlord shall have all the rights and remedies for the collection of same as are conferred upon the Landlord for the collection of rent provided to be paid pursuant to the terms of this Lease.

12.      Insurance.

         12.1 Tenant's Insurance. Tenant will keep in force at its own expense, so long as this Lease remains in effect, (a) public liability insurance, including insurance against assumed or contractual liability under this Lease, with respect to the Premises, to afford protection with limits, per person and for each occurrence, of not less than One Million Dollars ($1,000,000), combined single limit, with respect to personal injury and death and property damage, such insurance to provide for only a reasonable deductible, (b) all-risk property and casualty insurance, including theft, written at replacement cost value and with replacement cost endorsement, covering all of Tenant's personal property in the Premises and all improvements and installed in the Premises by or on behalf of Tenant whether pursuant to the terms of Section 34, Section 9, or otherwise, such insurance to provide for only a reasonable deductible, (c) if, and to the extent, required by law, workmen's compensation or similar insurance offering statutory coverage and containing statutory limits, and (d) shall insure all plate and other interior glass in the Premises Such policies will be maintained in companies and in form reasonably acceptable to Landlord and will be written as primary policy coverage and not contributing with, or in excess of, any coverage which Landlord shall carry. Tenant will deposit the policy or policies of such required insurance or certificates thereof with Landlord prior to the Commencement Date, which policies shall name Landlord or its designee and, at the request of Landlord, its mortgagees, as additional named insured and shall also contain a provision stating that such policy or policies shall not be canceled except after thirty (30) day's written notice to Landlord or its designees. All such policies of insurance shall be effective as of the date Tenant occupies the Premises and shall be maintained in force at all times during the Term of this Lease and all other times during which Tenant shall occupy the Premises. In addition to the foregoing insurance coverage, Tenant shall require any contractor retained by it to perform work on the Premises to carry and maintain, at no expense to Landlord, during such times as contractor is working in the Premises, a non-deductible (i) comprehensive general liability insurance policy, including, but not limited to, contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor's protective liability coverage, to afford protection with limits per person and for each occurrence, of not less than Two Hundred Thousand Dollars ($200,000.00), combined single limit, with respect to personal injury and death and property damage, such insurance to provide for no deductible, and (ii) workmen's compensation insurance or similar insurance in form and amounts as required by law. In the event of damage to or destruction of the Premises and the termination of this Lease by Landlord pursuant to Section 17 herein, Tenant agrees that it will pay Landlord all of its insurance proceeds relating to improvements made in the Premises by or on behalf of Tenant whether pursuant to the terms of Section 34, Section 9, or otherwise. If Tenant fails to comply with its covenants made in this Section, if such insurance would terminate or if Landlord has reason to believe such insurance is about to be terminated, Landlord may at its option cause such insurance as it in its sole judgment deems necessary to be issued, and in such event Tenant agrees to pay promptly upon Landlord's demand, as additional rent the premiums for such insurance.

         12.2 Landlord's Insurance. Landlord will keep in force at its own expense (a) contractual and comprehensive general liability insurance, including public liability and property damage, with a minimum combined single limit of liability of Two Million Dollars ($2,000,000.00) for personal injuries or death of persons occurring in or about the Building and Premises, and (b) all-risk property and casualty insurance written at replacement cost value covering the Building and all of Landlord's improvements in and about same.

         12.3 Waiver of Subrogation. Each party hereto waives claims arising in any manner in its favor and against the other party and agrees that neither party hereto shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to the Building, the Premises or other tangible property, or any resulting loss of income, r against liability on or about the Building, even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees if any such loss or damage is covered by insurance benefiting the party suffering such loss or damage as was required to be covered by insurance carried pursuant to this Lease. Landlord shall cause each insurance policy carried by it insuring against liability on or about the Building or insuring the Premises and the Building or income resulting therefrom against loss by fire or any of the casualties covered by the all-risk insurance carried by it hereunder to be written in such a manner as to provide that the insurer waives all right of recovery by way of subrogation against Tenant in connection with any loss or damage covered by such policies. Tenant will cause each insurance policy carried by it insuring against liability or insuring the Premises (including the contents thereof and Tenant's Improvements installed therein by Tenant or on its behalf) against loss by fire or any of the casualties covered by the all-risk insurance required hereunder to be written in such a manner as to provide that the insurer waives all right of recovery by way of subrogation against Landlord in connection with any loss or damage covered by such policies.

13. Rules and Regulations. Tenant agrees to be bound by the rules and regulations set forth on the schedule attached hereto as Exhibit "B" and made a part hereof. Landlord shall have the right, from time to time, to issue additional or amended rules and regulations regarding the use of the Building, so long as said rules shall be reasonable and non-discriminatory between tenants. When so issued the same shall be considered a part of this Lease and Tenant covenants that said additional or amended rules and regulations shall likewise be faithfully observed by Tenant, the employees of Tenant and all persons invited by Tenant into the Building, provided, that said additional or amended rules are made applicable to all office tenants similarly situated as Tenant. Landlord shall not be liable to Tenant for the violation of any of the said rules and regulations, or the breach of any covenant or condition in any lease, by any other tenant in the Building; however, Landlord shall use its reasonable efforts to rectify the situation. If there is a conflict between the terms of the rules and regulations now in place or hereinafter enacted and the terms of the Lease, the terms of the Lease shall control.

14. Mechanics' Liens. Tenant shall not do or suffer to be done any act, matter or thing whereby Tenant's interest in the Premises, or any part thereof, may be encumbered by any mechanics' lien. Tenant shall discharge, within ten
(10) days after the date of filing, any mechanics' liens filed against Tenant's interest in the Premises, or any part thereof, purporting to be for labor or material furnished or to be furnished to Tenant other than Tenant's Improvements pursuant to Section 34. Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and no mechanics' or other lien for labor or materials shall attach to or affect the reversionary or other estate or interest of Landlord in and to the Premises, or the Property.

15. Tenant's Failure to Repair. In the event that Tenant fails after reasonable prior written notice from Landlord, to keep the Premises in a good state of condition and repair pursuant to Section 10 above, or to do any act or make any payment required under this Lease or otherwise fails to comply herewith, Landlord may, at its option (but without being obliged to do so) immediately, or at any time thereafter and without notice, perform the same for the account of Tenant, including the right to enter upon the Premises at all reasonable hours to make such repairs, or do any act or make any payment or compliance which Tenant has failed to do, and upon demand, Tenant shall reimburse Landlord for any such expense incurred by Landlord including but not limited to any costs, damages and counsel fees. Any moneys expended by Landlord, as aforesaid, shall be deemed additional rent, collectible as such by Landlord. All rights given to Landlord in this Section shall be in addition to any other right or remedy of Landlord herein contained.

16. Property -- Loss, Damage. Landlord, its agents and employees shall not be liable to Tenant for (i) any damage or loss of property of the Tenant placed in the custody of persons employed to provide services for or stored in or about the Premises and/or the Building, unless such damage or loss is the result of the negligence of Landlord, (ii) any injury or damage to persons, property or the business of Tenant resulting from a latent defect in or material change in the condition of the Building, and (iii) interference with the light, air, or other incorporeal hereditaments of the Premises.

17. Destruction -- Fire or Other Casualty. In case of partial damage to the Premises by fire or other casualty insured against by Landlord, Tenant shall give immediate notice thereof to Landlord, who shall thereupon cause damage to all property owned by it to be repaired with reasonable speed at expense of Landlord, due allowance being made for reasonable delay which may arise by reason of adjustment of loss under insurance policies on the part of Landlord and/or Tenant, and for reasonable delay on account of "labor troubles" or any other cause beyond Landlord's control, and to the extent that the Premises are rendered untenantable the rent shall proportionately abate from the date of such casualty, provided the damage above mentioned occurred without the fault or neglect of Tenant, Tenant's servants, employees, agents or visitors. If such partial damage is due to the fault or neglect of Tenant, or Tenant's servants, employees, agents, or invitees, the damage shall be repaired by Landlord to the extent of Landlord's insurance coverage, but there shall be no apportionment or abatement of rent. In the event the damage shall be so extensive to the whole Building as to render it uneconomical, in Landlord's opinion, to restore for its present uses and Landlord shall decide not to repair or rebuild the Building, this Lease, at the option of Landlord, shall be terminated upon written notice to Tenant and the rent shall, in such event, be paid to or adjusted as of the date of such damage, and the terms of this Lease shall expire by lapse of time and conditional limitation upon the third day after such notice is mailed, and Tenant shall thereupon vacate the Premises and surrender the same to Landlord, but no such termination shall release Tenant from any liability to Landlord arising from such damage or from any breach of the obligations imposed on Tenant hereunder, or from any obligations accrued hereunder prior to such termination.

18. Eminent Domain. If (1) the whole or more than fifty percent (50%) of the floor area of the Premises shall be taken or condemned by Eminent Domain for any public or quasi-public use or purpose, and either party shall elect, by giving written notice to the other, or (2) more than twenty-five percent (25%) of the floor area of the Building shall be so taken, and Landlord shall elect, in its sole discretion, by giving written notice to the Tenant, any said written notice to be given not more than sixty (60) days after the date on which title shall vest in such condemnation proceeding, to terminate this Lease, then, in either such event, the Term of this Lease shall cease and terminate as of the date of title vesting. In case of any taking or condemnation, whether or not the Term of this Lease shall cease and terminate, the entire award shall be the property of Landlord, and Tenant hereby assigns to Landlord all its right, title and interest in and to any such award, except that Tenant shall be entitled to claim, prove and receive in the proceedings such awards as may be allowed for moving expenses, loss of profit and fixtures and other equipment installed by it which shall not, under the terms of this Lease, be or become the property of Landlord at the termination hereof, but only if such awards shall be made by the condemnation, court or other authority in addition to, and be stated separately from, the award made by it for the Property or part thereof so taken. Landlord shall advise Tenant of any pending condemnation proceeding in writing within five (5) days after Landlord learns of such proceeding.

19. Assignment. So long as Tenant is not in default of any of the terms and conditions hereof, and further provided that Tenant has fully and faithfully performed all of the terms and conditions of this Lease, Landlord will not unreasonably withhold its consent to an assignment of this Lease or sublease of the Premises for any of the then remaining portion of the unexpired Term provided: (i) in the event of an assignment, such assignee shall assume in writing all of Tenant's obligations under this Lease; (ii) in the event of a sublease, such sublease shall in all respects be subject to and in conformance with the terms of this Lease; and (iii) in all events Tenant continues to remain liable on this Lease for the performance of all terms, including but not limited to, payment of all rent due hereunder. Landlord and Tenant acknowledge and agree that it shall not be unreasonable for Landlord to withhold its consent to an assignment if in Landlord's reasonable business judgment, the assignee lacks sufficient business experience or net worth to successfully operate its business within the Premises in accordance with the terms, covenants and conditions of this Lease. If this Lease be assigned, or if the Premises or any part thereof be underlet or occupied by anybody other than Tenant, Landlord may, after default by Tenant, collect rent from the assignee, undertenant or occupant and apply the net amount collected to the rent herein reserved, but no such collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, undertenant or occupant as tenant, or a release of Tenant from the further observance and performance by Tenant of the covenants herein contained. For purposes of the foregoing, a transfer by operation of law or transfer of a controlling interest in Tenant as same exists as of the date hereof, shall be deemed to be an assignment of this Lease. No assignment or sublease, regardless of whether Landlord's consent has been granted or withheld, shall be deemed to release Tenant from any of its obligations nor shall the same be deemed to release any person guaranteeing the obligations of Tenant hereunder from their obligations as guarantor.

20. Default; Remedies; Bankruptcy of Tenant. Any one or more of the following events shall constitute an "Event of Default" hereunder, at Landlord's election: (a) the sale of Tenant's interest in the Premises under attachment, execution or similar legal process or, the adjudication of Tenant as a bankrupt or insolvent, unless such adjudication is vacated within forty-five (45) days;
(b) the filing of a voluntary petition proposing the adjudication of Tenant (or any guarantor of Tenant's obligations hereunder) as a bankrupt or insolvent, or the reorganization of Tenant (or any such guarantor), or an arrangement by Tenant (or any such guarantor) with its creditors, whether pursuant to the Federal Bankruptcy Code or any similar federal or state proceeding, unless such petition is filed by a party other than Tenant (or any such guarantor) and is withdrawn or dismissed within sixty (60) days after the date of its filing; (c) the admission, in writing, by Tenant (or any such guarantor) of its inability to pay its debts when due; (d) the appointment of a receiver or trustee for the business or property of Tenant (or any such guarantor), unless such appointment is vacated within sixty (60) days of its entry; (e) the making by Tenant (or any such guarantor) of an assignment for the benefit of its creditors, or if, in any other manner, Tenant's interest in this Lease shall pass to another by operation of law; (f) the failure of Tenant to pay any rent, additional rent or other sum of money when due and such failure continues for a period of seven (7) days after receipt of written notice that the same is past due hereunder; (g) the Tenant shall fail to move into or take possession of the Premises within thirty
(30) days after commencement of the Term or having taken possession shall thereafter abandon and/or vacate the Premises unless such vacation is due to a transfer, assignment or sublease of this Lease permitted by Tenant and the Premises are occupied within thirty (30) days thereafter, (h) the default by Tenant in the performance or observance of any covenant or agreement of this Lease (other than a default involving the payment of money), which default is not cured within thirty (30) days after the giving of notice thereof by Landlord, unless such default is of such nature that it cannot be cured within such thirty (30) day period, in which case no Event of Default shall occur so long as Tenant shall commence the curing of the default within such thirty (30) day period and shall thereafter diligently prosecute the curing of same, and (i) an Event of Default exists beyond any applicable cure period under any lease between Landlord and Tenant in National Business Park.

         Upon the occurrence and continuance of an Event of Default, Landlord, with such notice to Tenant as provided for by law or as expressly provided for herein, may do any one or more of the following: (a) sell, at public or private sale, all or any part of the goods, chattels, fixtures and other personal property belonging to Tenant which are or may be put into the Premises during the Term, whether or not exempt from sale under execution or attachment and apply the proceeds of such sale, first, to the payment of all costs and expenses of conducting the sale or caring for or storing said property; second, toward the payment of any indebtedness, including, without limitation, indebtedness for rent, which may be or may become due from Tenant to Landlord; and third, to pay the Tenant, on demand in writing, any surplus remaining after all indebtedness of Tenant to Landlord has been fully paid; (b) perform, on behalf and at the expense of Tenant, any obligation of Tenant under this Lease which Tenant has failed to perform and of which Landlord shall have given Tenant notice, the cost of which performance by Landlord, together, with interest thereon at the rate of fifteen percent (15%) per annum, from the date of such expenditure, shall be deemed additional rent and shall be payable by Tenant to Landlord upon demand;
(c) elect to terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant, in which event Tenant shall be liable for Base Rent, additional rent, and other indebtedness that otherwise would have been payable by Tenant during the remainder of the Term had there been no Event of Default, with such amount being discounting to present value using a discount rate of ten percent (10%), and on notice reenter the Premises, by summary proceedings or otherwise, and remove Tenant and all other persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost and for the account of Tenant, without resort to legal process and without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby; and also the right, but not the obligation, to re-let the Premises for any unexpired balance of the Term, and collect the rent therefor. In the event of such re-letting by Landlord, the re-letting shall be on such terms, conditions and rental as Landlord may deem proper, and the proceeds that may be collected from the same, less the expense of re-letting (including reasonable leasing fees and commissions and reasonable costs of renovating the Premises), shall be applied upon the Tenant's rental obligation as set forth in this Lease for the unexpired portion of the Term. Tenant shall be liable for any balance that may be due under this Lease, although Tenant shall have no further right of possession of the Premises; and (d) exercise any other legal or equitable right or remedy which it may have at law or in equity. Notwithstanding the provisions of clause (b) above and regardless of whether an Event of Default shall have occurred, Landlord may exercise the remedy described in clause (b) without any notice to Tenant if Landlord, in its good faith judgment, believes it would be materially injured by the failure to take rapid action, or if the unperformed obligation of Tenant constitutes an emergency; provided, however, that if Tenant cures the default during the applicable cure period, Tenant shall not owe any interest on the amount due.

         To the extent permitted by law, Tenant hereby expressly waives any and all rights of redemption, granted by or under any present or future laws in the event of Tenant's being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease, or otherwise. Landlord and Tenant hereby expressly waive trial by jury in any action or proceeding or counterclaim brought by either party hereto against the other party on any and every matter, directly or indirectly arising out of or with respect to this Lease, including, without limitation, the relationship of Landlord and Tenant, the use and occupancy by Tenant of the Premises, any statutory remedy and/or claim of injury or damage regarding this Lease.

         Any costs and expenses incurred by Landlord (including, without limitation, reasonable attorneys' fees) in enforcing any of its rights or remedies under this Lease shall be deemed to be additional rent and shall be repaid to Landlord by Tenant upon demand.

         Notwithstanding any of the other provisions of this Lease, in the event Tenant shall voluntarily or involuntarily come under the jurisdiction of the Federal Bankruptcy Code and thereafter Tenant or its trustee in bankruptcy, under the authority of and pursuant to applicable provisions thereof, shall have the power and so using same determine to assign this Lease, Tenant agrees that
(i) Tenant or its trustee will provide to Landlord sufficient information enabling it to independently determine whether Landlord will incur actual and substantial detriment by reason of such assignment and (ii) "adequate assurance of future performance" under this Lease, as that term is generally defined under the Federal Bankruptcy Code, will be provided to Landlord by Tenant and its assignee as a condition of said assignment.

21. Damages. If this Lease is terminated by Landlord pursuant to Section 20, Tenant shall, nevertheless, remain liable for all rent and damages which may be due or sustained prior to such termination, and all reasonable costs, fees and expenses including, but not limited to, attorneys' fees, costs and expenses incurred by Landlord in pursuit of its remedies hereunder, or in renting the Premises to others from time to time and additional damages (the "Liquidated Damages"), which shall be an amount equal to the total rent which, but for termination of this Lease, would have become due during the remainder of the Term, less the amount of rent, if any, which Landlord shall receive during such period from others to whom the Premises may be rented (other than any additional rent received by Landlord as a result of any failure of such other person to perform any of its obligations to Landlord), in which case such Liquidated Damages shall be computed and payable in monthly installments, in advance on the first day of each calendar month following termination of the Lease and continuing until the date on which the Term would have expired but for such termination, and any suit or action brought to collect any such Liquidated Damages for any month shall not in any manner prejudice the right of Landlord to collect any Liquidated Damages for any subsequent month by a similar proceeding.

         If this Lease is terminated pursuant to Section 20, Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term(s) which may be greater or less than the period which otherwise would have constituted the balance of the Term and on such terms and conditions (which may include concessions, free rent and/or alterations of the Premises) as Landlord, in its reasonable discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations hereunder be diminished by reason of, any failure by Landlord to relet the Premises or any failure by Landlord to collect any rent due upon such reletting.

22. Services and Utilities. Landlord shall provide the following listed services and utilities, namely:

         22.1 heating, ventilation, and air conditioning ("HVAC") for the Premises during "Normal Business Hours" (as defined below) to maintain temperatures for comfortable use and occupancy;

         22.2  electric energy in accordance with Section 23 following;

         22.3 automatic passenger elevators providing adequate service leading to the floor on which the Premises are located;

         22.4 evening, unescorted janitorial services to the Premises including removal of trash;

         22.5 hot and cold water sufficient for drinking, lavatory toilet and ordinary cleaning purposes from fixtures either within the Premises (if provided pursuant to this Lease) or on the floor on which the Premises are located;

         22.6  replacement of lighting tubes, lamp ballasts and bulbs;

         22.7  extermination and pest control when and if necessary; and

         22.8 maintenance of Common Areas in a manner comparable to other first class suburban office buildings in the Baltimore-Washington corridor.

         Notwithstanding the foregoing, if at any time during the Term and any extension or renewal thereof, Landlord shall, after reasonable investigation determine that trash and similar waste generated by Tenant and/or emanating from the Premises is in excess of that of other standard office tenants within the Building leasing a premises of the same or similar size to that of the Premises, Landlord shall bill Tenant and Tenant shall pay to Landlord as additional rent hereunder within thirty (30) days of the date of Landlord's invoice for the same, those costs and expenses of trash removal which are reasonably attributable to such excess trash and similar waste generated by Tenant and/or emanating from the Premises. "Normal Business Hours" as used herein is defined from 7:00 a.m. to 7:00 p.m. on business days and from 8:00 a.m. to 1:00 p.m. on Saturdays. Landlord shall have no responsibility to provide any services under
Section 22.1 above except during Normal Business Hours unless arrangements for after-hours services have been made pursuant to terms and conditions acceptable to Landlord and embodied in a separate written agreement between Landlord and Tenant. During non-business hours (except when impractical or in the event of an emergency), Landlord reserves the right to stop service of the HVAC, elevator, plumbing and electric systems, when necessary, by reason of accident, or emergency, or for repairs, alterations, replacements, or improvements, which in the judgment of Landlord are desirable or necessary to be made, until said repairs, alterations, replacements, or improvements shall have been completed. Landlord shall have no responsibility or liability for failure to supply HVAC, elevator, plumbing, cleaning, and electric service, during said period or when prevented from so doing by laws, orders, or regulations of any Federal, State, County or Municipal authority or by strikes, accidents or by any other cause whatsoever beyond Landlord's control. Landlord's obligations to supply HVAC are subject to applicable laws and regulations as to energy conservation and other such restrictions. Landlord shall use its reasonable efforts to restore HVAC and electric power as expeditiously as possibly. In the event that Tenant should require supplemental HVAC for the Premises, any maintenance repair and/or replacement required for such supplemental service shall be performed by Landlord but the cost of such maintenance repair and/or replacement (including labor and materials) shall be paid by Tenant as additional rent.

23. Electric Current. Landlord has supplied or will supply the Premises with the necessary lines to provide electric service to the Premises for normal office operations, as well as separate meters so that Tenant's consumption of electric power can be separately measured and charged to Tenant. Tenant shall pay all charges (including meter installation and adjustment) for electric and similar utilities or services so supplied directly to the utility company supplying same when due and before penalties or late charges on same shall accrue. Tenant shall not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits, or other facilities by which electric and similar utilities are supplied to, distributed in or serve the Premises. If Tenant desires to install any equipment which shall require additional electric or similar facilities of a greater capacity than as provided by Landlord, such installation shall be subject to Landlord's prior written approval of Tenant's plans and specifications therefor. If such installation is approved by Landlord, all costs for providing such additional electrical and similar facilities shall be paid by Tenant.

24. Telephone. Landlord has arranged for the installation of telephone service within the

Building. Tenant shall be responsible for contacting the utility company supplying said telephone service and arranging to have such telephone facilities as it may desire to be extended and put into operation in the Premises. Tenant acknowledges and agrees that all telephone and telecommunications services desired by Tenant shall be ordered and utilized at the sole expense of Tenant. All costs related to installation and the provision of such service shall be borne and paid for directly by Tenant.

         In the event Tenant wishes to utilize the services of a telephone or telecommunications provider whose equipment is not servicing the Building at such time Tenant wishes to install its telecommunications equipment serving the Premises ("Provider"), no such Provider shall be permitted to install its lines or other equipment without first securing the prior written consent of Landlord, which consent shall not be unreasonably withheld. Prior to the commencement of any work in or about the Building by the Provider, the Provider shall agree to abide by such rules and regulations, job site rules, and such other requirements as reasonably determined by Landlord to be necessary to protect the interest of the Building and Property, the other tenants and occupants of the Building and the Landlord, including, without limitation, providing security in such form and amount as reasonable determined by Landlord. Each Provider must be duly licensed, insured and reputable. Landlord shall incur no expense whatsoever with respect to any aspect of Provider's provision of its services, including without limitation, the costs of installation, materials and service. Landlord recognizes Tenant's right to install communications conduit (including fiber optic cable) into the Premises to service other tenants in the Building.

25. Acceptance of Premises. Tenant shall have reasonable opportunity prior to occupancy and upon notice of Substantial Completion, provided it does not thereby interfere with Landlord's Work, to examine the Premises to determine the condition thereof. Upon taking possession of the Premises, Tenant shall be deemed to have accepted same as being satisfactory and in the condition called for hereunder, except for latent defects and punch list items previously noted to Landlord. Prior to Substantial Completion of the Premises, Tenant shall have access to the Premises for the installation of its wiring, equipment, furnishings and trade fixtures, provided that Tenant shall have the insurance required to be maintained hereunder in full force and effect and provided further, that Tenant shall not interfere with the completion of Landlord's Work in the Premises. Within ten (10) days after written request from Landlord, Tenant shall deliver to Landlord a copy of the Acceptance of Premises Acknowledgment in substantially the form attached hereto and made a part hereof as Exhibit E.

26. Inability to Perform. Except to the extent expressly provided to the contrary in this Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of its obligations under this Lease or to supply, or is delayed in supplying, any service to be supplied by it under the terms of this Lease or is unable to make, or is delayed in making any repairs, additions, alterations, or decorations or is unable to supply, or is delayed in supplying, any equipment or fixtures if Landlord is prevented or delayed from so doing by reason of strikes or labor troubles or any outside cause whatsoever (except for Landlord's negligence) including, but not limited to, governmental preemption in connection with a National Emergency, or by reason of any rule, order or regulation of any department or subdivision of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency. Similarly, Landlord shall not be liable for any interference with any services supplied to Tenant by others if such interference is caused by any of the reasons listed in this Section. Nothing contained in this Section shall be deemed to impose any obligation on Landlord not expressly imposed by other sections of this Lease.

27. No Waivers. The failure of either party to insist, in any one or more instances, upon a strict performance of any of the covenants of this Lease, or to exercise any option herein contained, shall not be construed as a waiver, or a relinquishment for the future, of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by either party of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the requested party.

28. Access to Premises and Change in Services. Landlord shall have the right, without abatement of rent, to enter the Premises at any hour to examine the same or to make such repairs and alterations as Landlord shall deem necessary for the safety and preservation of the Building, and also to exhibit the Premises to be let during the last sixty (60) days of the Term; provided, however, that except in the case of emergency, such entry shall only be after reasonable notice (taking into account the emergency nature of the situation) first given to Tenant. If, during the last month of the Term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Premises, without elimination or abatement of rent, or incurring liability to Tenant for any compensation, and such acts shall have no effect upon this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, supervision or repair, of the Building or any part thereof, other than as herein elsewhere expressly provided. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, stairs, toilets, elevators, or other public parts of the Building, and to change the name by which the Building is commonly known and/or its mailing address, provided that in all events such changes shall not affect the performance of the Building as a first-class office building. If Landlord's entry is not a result of Tenant's negligence or willful misconduct, Landlord shall pay the associated repair costs, if any. Prior to entering the Premises (except in the event of an emergency, when Landlord shall use its reasonable efforts to comply with the provisions of this sentence), Landlord shall supply Tenant in writing its reason for entry, the anticipated time of entry and the names of the personnel involved.

29. Estoppel Certificates. Tenant agrees at any time and from time to time upon not less than fourteen (14) written days' prior notice by Landlord to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and the dates to which the rent and other charges have been paid in advance, if any, and stating whether or not to the best knowledge of the signer of such certificate Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered hereunder may be relied upon by third parties not a party to this Lease.

         Tenant agrees to execute the Estoppel Certificate in the form attached hereto as Exhibit "D" upon acceptance of the Premises.

30. Subordination. Tenant accepts this Lease, and the tenancy created hereunder, subject and subordinate to any mortgages, overleases, leasehold mortgages or other security interests now or hereafter a lien upon or affecting the Building or the Property or any part thereof. Tenant shall, at any time hereafter, on written request, execute any reasonable instruments or leases or other documents that may be required by any mortgage or mortgagee or overlandlord (herein a "Mortgagee") for the purpose of subjecting or subordinating this Lease and the tenancy created hereunder to the lien of any such mortgage or mortgages or underlying lease, and the failure of Tenant to execute any such instruments, releases or documents shall constitute a default hereunder.

31. Attornment. Tenant agrees that upon any termination of Landlord's interest in the Premises, Tenant will, upon request, attorn to the person or organization then holding title to the reversion of the Premises (the "Successor") and to all subsequent Successors, and will pay to the Successor all of the rents and other monies required to be paid by the Tenant hereunder and perform all of the other terms, covenants, conditions and obligations in this Lease contained; provided, however, that if in connection with such attornment Tenant shall so request from such Successor in writing, such Successor will execute and deliver to Tenant an instrument wherein such Successor agrees that as long as Tenant performs all of the terms, covenants and conditions of this Lease, on Tenant's part to be performed, Tenant's possession under the provisions of this Lease shall not be disturbed by such Successor. Landlord shall use its reasonable efforts to obtain a non-disturbance agreement from all Mortgagees.

32. Notices. All notices, demands and requests required under this Lease shall be in writing. All such notices, demands and requests shall be deemed to have been properly given if either sent by United States registered or certified mail, or overnight by any nationally recognized overnight delivery service, postage prepaid, addressed (i) if to the Landlord at 8815 Centre Park Drive, Suite 400, Columbia, Maryland 21045, with copies sent to John Harris Gurley, Esquire, 8815 Centre Park Drive, Suite 400, Columbia, Maryland 21045 or (ii) if to Tenant at 133 National Business Parkway, Annapolis Junction, Maryland 20701,
Attn: ACSI Real Estate.

         Any party may designate a change of address by written notice to the above parties, given at least ten (10) days before such change of address is to become effective.

33. Installation of Additional Building Access, Parking Ratio and Connecting Sidewalk.

         33.1 Additional Building Access. As of the date of this Lease, there is one (1) pedestrian walkway connecting the parking facility which is located adjacent to the Building. Landlord shall construct a second pedestrian walkway connecting the rear parking lot to the second floor which substantially similar to the existing pedestrian walkway and Tenant shall share the construction costs of the second pedestrian walkway equally with Landlord, with Tenant's share of the costs not exceeded Sixty Thousand Dollars ($60,000.00) and Tenant's share being paid from the Allowance as described in Section 34.2.

         33.2 Parking Ratio. As of the Commencement Date, Landlord represents that the parking ratio in the parking facility serving the Premises shall be at least 3.8 spaces per 1,000 square feet of area in the Building and that there shall be no charge for the use of such parking facility.

         33.3 Connecting Sidewalk. Landlord, at Landlord's expense, shall construct and maintain a pedestrian sidewalk connecting 131 National Business Park and 133 National Business Park.

34.      Tenant's Space and Allowance.

         34.1 Tenant's Space. Attached hereto as Exhibit "C" is a copy of Landlord's "Tenant Improvements" which include the preliminary plans and specifications for the materials and manner in which, at Landlord's expense, Landlord will finish the Premises. Such preliminary plans are subject to mutual approval of Landlord and Tenant. The following improvements shall be made by Landlord, at Landlord's expense, and shall not be included within the definition of Tenant Improvements for the purposes of applying the Allowance as described in Section 34.2: shell building construction which includes the ceiling grid, tile, sprinklers, lights and finished perimeter walls and columns ready for painting, HVAC medium pressure duct work and VAV boxes installed. Landlord will cause all work necessary to complete the Premises in accordance with Exhibit "C" to be commenced with reasonable promptness after the signing of the Lease and thereafter duly completed. The cost of such work shall include all costs of labor and materials incurred by Landlord in the performance of such work, plus ten percent (10%) for overhead and five percent (5%) for profit. At Tenant's request, Landlord shall fully cooperate with Tenant to establish such costs or estimates thereof in advance of performing the work. Landlord shall use its reasonable efforts to achieve the Target Date to solicit competitive bids for such work. Any changes to the approved plans and specifications shall be approved in writing by either Paul W. McCullagh or Diane E. Bengele, or any other individual authorized in writing to approve such changes by Paul W. McCullough or Diane E. Bengele

         34.2 Tenant's Allowance. Landlord shall grant Tenant a tenant improvement allowance in the amount of Seventeen Dollars ($17.00) per square foot (the "Allowance") of rentable area in the Premises, which may be used for improving the Premises with Tenant Improvements and Tenant's moving costs. At Tenant's election, Landlord shall adjust the Base Rent due hereunder at the rate of Twenty-Five Cents ($.25) per square foot for each One Dollar ($1.00) per square foot of Allowance which Tenant over or under utilizes. By way of example, but without limitation, if Tenant uses its Allowance to the extent of $16.50 per square foot, the annual Base Rent shall be reduced by $.125. Within sixty (60) days after the Commencement Date, Landlord and Tenant shall use their reasonable efforts to reconcile their accounting with respect to the costs relating to Tenant Improvements and adjust Base Rent accordingly and shall enter into a written amendment to this Lease which confirms the Base Rent due hereunder.

35. Quiet Enjoyment. Tenant, upon the payment of rent and the performance of all the terms of this Lease, shall at all times during the Term and during any extension or renewal term peaceably and quietly enjoy the Premises without any disturbance from the Landlord or any other person claiming through the Landlord.

36. Vacation of Premises. Tenant shall vacate the Premises at the end of the Term of this Lease or any extension or renewal thereof. If Tenant fails to vacate at such time there shall be payable to Landlord an amount equal to one hundred fifty percent (150%) the monthly rent stated in paragraph 5 for each month or part of a month that Tenant holds over (unless Landlord and Tenant are actively negotiating in good faith the renewal of the Lease in which case rent shall be due at the rate in effect immediately prior to the holdover period), plus all other payments provided for herein, and the payment and acceptance of such payments shall not constitute an extension or renewal of this Lease. In event of any such holdover, Landlord shall also be entitled to all remedies provided by law for the speedy eviction of tenants, and to the payment of all attorneys' fees and expenses incurred in connection therewith.

37. Partners' Liability. It is understood that the Owner of the Building is NBP-II Limited Partnership, a Maryland limited partnership. All obligations of said Owner hereunder are limited to the net assets of the Owner from time to time. No general or limited partner of Owner, or of any successor partnership, whether now or hereafter a partner, shall have any personal responsibility or liability for the obligations of Owner hereunder.

38. Separability. If any term or provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

39. Tenant's Indemnification. Tenant shall indemnify and hold harmless Landlord and all of its and their respective partners, directors, officers, agents and employees from any and all liability, loss, cost or expense arising from all third-party claims resulting from or in connection with:

         39.1 the conduct or management of the Premises or of any business therein, or any work or thing whatsoever done, or any condition created in or about the Premises during the

Term of this Lease or during the period of time, if any, prior to the Commencement Date that Tenant may have been given access to the Premises;

         39.2 any act, omission or negligence of Tenant or any of its subtenants or licensees or its or their partners, directors, officers, agents, employees, invitees or contractors;

         39.3 any accident, injury or damage whatever occurring in, at or upon the Premises; and

         39.4 any breach or default by Tenant in the full and prompt payment and performance of Tenant's obligations under this Lease;

together with all costs and expenses reasonably incurred or paid in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorney's fees and expenses.

         In case any action or proceeding is brought against Landlord and/or any of its and their respective partners, directors, officers, agents or employees and such claim is a claim from which Tenant is obligated to indemnify Landlord pursuant to this Section, Tenant, upon notice from Landlord shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Landlord). The obligations of Tenant under this Section shall survive termination of this Lease.

39A.     Landlord's Indemnification. Landlord shall indemnify and hold harmless
Tenant and all of its and their respective partners, directors, officers, agents and employees from any and all liability, loss, cost or expense arising from all third-party claims resulting from or in connection with:

         39A.1 the conduct or management of the Building (other than the Premises or of any business therein), or any work or thing whatsoever done, or any condition created in or about the Premises during the Term of this Lease;

         39A.2 any act, omission or negligence of Landlord or any of its subtenants or licensees or its or their partners, directors, officers, agents, employees, invitees or contractors;

         39A.3 any breach or default by Landlord in the full and prompt payment and performance of Landlord's obligations under this Lease;

together with all costs and expenses reasonably incurred or paid in connection with each such claim or action or proceeding brought thereon, including, without limitation, all reasonable attorney's fees and expenses.

         In case any action or proceeding is brought against Tenant and/or any of its and their respective partners, directors, officers, agents or employees and such claim is a claim from which Landlord is obligated to indemnify Tenant pursuant to this Section, Landlord, upon notice from Tenant shall resist and defend such action or proceeding (by counsel reasonably satisfactory to Tenant). The obligations of Landlord under this Section shall survive termination of this Lease.

40. Captions. All headings anywhere contained in this Lease are intended for convenience or reference only and are not to be deemed or taken as a summary of the provisions to which they pertain or as a construction thereof.

41. Brokers. Tenant represents that Tenant has dealt directly with, only with Manekin Corporation, as broker (the "Broker") in connection with this Lease, and Tenant warrants that no other broker negotiated this Lease or is entitled to any commissions in connection with this Lease. Landlord shall pay Broker pursuant to the terms of a separate written agreement between the parties.

42. Recordation. Tenant covenants that it will not, without Landlord's prior written consent, record this Lease or any memorandum of this Lease or offer this Lease or any memorandum of this Lease for recordation. If at any time Landlord or any mortgagee of Landlord's interest in the Premises shall require the recordation of this Lease or any memorandum of this Lease, such recordation shall be at Landlord's expense. If at any time Tenant shall require the recordation of this Lease or any memorandum of this Lease, such recordation shall be at Tenant's expense. If the recordation of this Lease or any memorandum of this Lease shall be required by any valid governmental order, or if any government authority having jurisdiction in the matter shall assess and be entitled to collect transfer taxes or documentary stamp taxes, or both transfer taxes and documentary stamp taxes on this Lease or any memorandum of this Lease, Tenant will execute such acknowledgments as may be necessary to effect such recordations and pay, upon request of Landlord, one half of all recording fees, transfer taxes and documentary stamp taxes payable on, or in connection with this Lease or any memorandum of this Lease or such recordation.

43. Successors and Assigns. The covenants, conditions and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, and their respective heirs, personal representatives, successors and assigns (subject, however, to the terms of Article 19 hereof).

44. Integration of Agreements. This writing is intended by the Parties as a final expression of their agreement and is a complete and exclusive statement of its terms, and all negotiations, considerations and representations between the Parties are incorporated. No course of prior dealings between the Parties or their affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease. Acceptance of, or acquiescence to, a course of performance rendered under this Lease or any prior agreement between the Parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms or covenants of this Lease. Other than as specifically set forth in this Lease, no representations, understandings, or agreements have been made or relied upon in the making of this Lease.

45. Hazardous Material; Indemnity. Landlord represents that to the best of its knowledge, the Premises are free of Hazardous Material. Tenant shall not cause or permit any Hazardous Material (as hereinafter defined) to be brought upon, kept, or used in or about the Premises by Tenant, its agents, employees, contractors or invitees, without the prior written consent of Landlord (which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord's reasonable satisfaction that such Hazardous Material is necessary or useful to Tenant's business and will be used, kept and stored in a manner that complies with all laws regulating any such Hazardous Material so brought upon or used or kept in or about the Premises). If Tenant breaches the obligations stated in the preceding sentence, or if the presence of Hazardous Material on the Premises caused or permitted by Tenant results in contamination of the Premises, the Building and/or the Property, or if contamination of the Premises, the Building and/or the Property by Hazardous Material otherwise occurs, for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold Landlord and its Mortgagee(s) harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, the Building and/or the Property, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, the Building and/or the Property, damages arising from any adverse impact on marketing of space, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification of Landlord and its Mortgagee(s) by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal, or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Building. Without limiting the foregoing, if the presence of any Hazardous Material on the Premises, the Building and/or the Property caused or permitted by

Tenant results in any contamination of the Premises, the Building and/or the Property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises, the Building and/or the Property to the condition existing prior to the introduction of any such Hazardous Material to the Premises, the Building and/or the Property; provided that Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld so long as such actions would not potentially have any material adverse long-term or short-term effect on the Premises or the Building. Landlord shall indemnify, defend and hold Tenant harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises, and sums paid in settlement of claims, attorneys' fees, consultant fees and expert fees) which arise during or after the Term as a result of Hazardous Materials located in, on or around the Premises prior to the commencement of the Term.

         As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Maryland or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance that is (i) defined as a "hazardous substance" under the laws of the State of Maryland, (ii) petroleum, (iii) asbestos, (iv) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1321), (v) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), (vi) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), or (vii) defined as a "regulated substance" pursuant to Subchapter IX, Solid Waste Disposal Act (Regulation of Underground Storage Tanks), 42 U.S.C. Section 6991 et seq. Notwithstanding anything herein to the contrary, Hazardous Materials shall not be deemed to include ordinary cleaning materials used for the purposes intended and in accordance with all applicable rules, laws and regulations.

46. Americans With Disabilities Act. Notwithstanding any other provisions contained in this Lease and with the purpose of superseding any such provisions herein that might be construed to the contrary, it is the intent of the Landlord and Tenant that at all times while this Lease shall be in effect that the following provisions shall be deemed their specific agreement as to how the responsibility for compliance (and cost) with the Americans With Disabilities Act and amendments to same ("ADA"), both as to the Premises and the Property, shall be allocated between them, namely:

         46.1 Landlord and Tenant agree to cooperate together in the initial design, planning and preparation of specifications for construction of the Premises so that same shall be in compliance with the ADA. As of the Commencement Date, Landlord shall deliver the Building in full compliance with ADA.

         46.2 Modifications, alterations and/or other changes required to and within the Common Areas which are not capital in nature shall be the responsibility of Landlord to perform and the cost of same shall be considered a part of the Building Expenses and treated as such.

         46.3 Modifications, alterations and/or other changes required to and within the Common Areas which are capital in nature shall be the responsibility of Landlord and at its cost and expense.

         46.4 Modifications, alterations and/or other changes required to and within the Premises (after the initial construction of same), whether capital in nature or non-capital in nature, shall be the responsibility of Tenant and at its cost and expense; unless said changes are structural in nature and result from the original design of the Building, in which instance they shall be the responsibility of Landlord and at its cost and expense.

         Each party hereto shall indemnify and hold harmless the other party from any and all liability, loss, cost or expense arising as a result of a party not fulfilling its obligations as to compliance with the ADA as set forth in this Section.

47. Several Liability. If Tenant and/or Landlord shall be one or more individuals, corporations or other entities, whether or not operating as a partnership or joint venture, then each such individual, corporation, entity, joint venturer or partner shall be deemed to be both jointly and severally liable for the payment of the entire rent and other payments specified herein.

48. Perpetual Right of First Refusal/First Option. Provided Tenant is not in default of any of the terms, covenants and conditions of this Lease, Tenant shall have the perpetual right-of-first refusal to lease from Landlord all or any portion of rentable office space located anywhere in the Building, subject to rights of first offer and/or refusal that are in force as of the date of this Lease (the "Option Area"). At such time as Landlord shall enter into meaningful negotiations with a third party to lease all or any portion of the Option Area, Landlord shall notify Tenant in writing ("Landlord's Option Notice"). Tenant's rental of the Option Area shall be based on the following terms and conditions:
(i) Tenant shall lease the Option Area for a term running coterminous with the Term, but no less than three (3) years; (ii) the base rent payable by Tenant for the Option Area shall equal the Prevailing Market Rental hereafter defined; and
(iii) such other terms and conditions set forth herein as applicable.

         For purposes of this Section 48, the term "Prevailing Market Rental" shall mean the annual per rentable square foot rental rate then being charged in new leases consummated within six (6) months prior to the date of Landlord's Option Notice, which such leases are for Class A office premises comparable to the Premises and located in office buildings comparable to the Building within a ten (10) mile radius of the Building (excluding the Town Center, Columbia). In the determination of the "Prevailing Market Rental," the following factors shall be used in making any such determination (i) consideration of annual rental rates per rentable square foot; (ii) total rentable square feet leased; (iii) types of escalation clauses (including without limitation operation expense stops, real estate tax stops, and Consumer Price Index adjustments); (iv) length of relevant term; (viii) utilities or services included within the base rent for the comparable premises (including by way of example and not by way of limitation electricity); and (v) the brokerage commissions with respect to such comparable premises. Notwithstanding the foregoing, the comparable leases shall
(i) have at least a five (5) or three (3) year term depending on the length of the Renewal Term elected by Tenant, (ii) contain at least 10,000 square feet of space, and (iii) be in a building which is not newer than the Building.

         Tenant shall exercise the foregoing right of first option by delivering written notice thereof to Landlord within ten (10) business days of Tenant's receipt of Landlord's Option Notice. In the event Tenant shall exercise its right of first option granted herein, Landlord and Tenant shall enter into an amendment to this Lease within forty-five (45) days of Landlord's Option Notice, which amendment shall set forth the base rent payable by Tenant for the Option Area, and such other agreements, if any, with respect to the Option Area. In the event (a) Tenant is then in default under the terms of this Lease beyond the expiration of any applicable cure period at the time of exercising such right, or (b) Tenant fails to deliver the requisite notice to Landlord exercising such right within the ten (10) day period above-provided, or (c) Tenant fails to execute an amendment to this Lease for the Option Area within the aforesaid forty-five (45) day calendar period, or (d) Tenant declines to exercise its right of first option as to all or any portion of the Option Area, then Tenant's right of first option for the specified space shall terminate without affecting Tenant's future rights of expansion which remain perpetual in nature. The right of first option granted herein shall not be severed from this Lease, or separately sold, assigned or transferred, but may only be assigned or transferred as a part of this Lease.

49. Building Signage. Tenant, at Tenant's expense, shall have the right to install an exterior sign on the Building, subject to Landlord's prior approval, such approval not to be unreasonably withheld, with regard to the size, location, aesthetics and method of installation of the signage. Landlord shall use its reasonable efforts to coordinate the placement of Tenant's rooftop signage with other tenants in the Building so that any rooftop signs are located at opposite ends of the Building. Tenant, at Tenant's expense, shall maintain the signage. At the expiration or sooner termination of the Term, Tenant shall remove the exterior signage on the Building and restore the

Building's surface to that condition which existed immediately prior to the installation of the signage.

50. Termination of Existing Lease for 133 National Business Park. Effective as of the date of this Lease, all right title and interest of Tenant in and to that certain lease dated September 9, 1996, by and between Landlord and Tenant relating to space in the Building (the "Existing Lease") shall be terminated and the Existing Lease (including all rights of renewal or expansion) shall be terminated, void and inoperable without the requirement of further documentation.

         IN WITNESS WHEREOF, Landlord and Tenant have respectively affixed their hands and seals to this Lease as of the day and year first above written.

WITNESS:                           LANDLORD:
                                   CONSTELLATION REAL ESTATE, INC.,
                                   Agent for Owner

                                   By:                          (SEAL)
-------------------------             --------------------------
                                          Dwight S. Taylor
                                   Vice President

WITNESS:                           TENANT:
                                   AMERICAN COMMUNICATIONS SERVICES, INC.

                                   By:                          (SEAL)
-------------------------             --------------------------
                                          George M. Tronsrue, III
                                          President and Chief Operating Officer

STATE OF MARYLAND, COUNTY OF ________________, TO WIT:

         I HEREBY CERTIFY, that on this ______ day of ______________, 1997, before me, the undersigned Notary Public of said State, personally appeared Dwight S. Taylor, who acknowledged himself to be Vice President of CONSTELLATION REAL ESTATE, INC., Agent for Owner, a Maryland corporation, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained as the duly authorized Agent by signing the name of the corporation by himself as Agent.

         WITNESS my hand and Notarial Seal.


                                  --------------------------------
                                  Notary Public

My Commission Expires:
                      -------------------

STATE OF _______________, CITY/COUNTY OF _______________, TO WIT:

         I HEREBY CERTIFY, that on this ______ day of ______________, 199____, before me, the undersigned Notary Public of said State, personally appeared GEORGE M. TRONSRUE, III, who acknowledged himself to be the President and Chief Operating Officer of AMERICAN COMMUNICATIONS SERVICES, INC., a Delaware corporation, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, and acknowledged that he/she executed the same for the purposes therein contained as the duly authorized President and Chief Operating Officer of said corporation by signing the name of the corporation by himself as President and Chief Operating Officer.

         WITNESS my hand and Notarial Seal.

                                  ---------------------------------
                                  Notary Public

My Commission Expires:
                      -------------------

                                   EXHIBIT "A"
                                      LEASE
                                 BY AND BETWEEN
                  CONSTELLATION REAL ESTATE, INC., AS LANDLORD
                                       AND
                AMERICAN COMMUNICATIONS SERVICES, INC., AS TENANT

                             DESCRIPTION OF PREMISES

                                  EXHIBIT "A-1"
                                      LEASE
                                 BY AND BETWEEN
                  CONSTELLATION REAL ESTATE, INC., AS LANDLORD
                                       AND
                AMERICAN COMMUNICATIONS SERVICES, INC., AS TENANT

                     DESCRIPTION OF COMMON AREA OF BUILDING

                                   EXHIBIT "B"
                                      LEASE
                                 BY AND BETWEEN
                  CONSTELLATION REAL ESTATE, INC., AS LANDLORD
                                       AND
                AMERICAN COMMUNICATIONS SERVICES, INC., AS TENANT

                              RULES AND REGULATIONS

         1. Tenant shall not obstruct or permit its agents, clerks or servants to obstruct, in any way, the sidewalks, entry passages, corridors, halls, stairways or elevators of the Building, or use the same in any other way than as a means of passage to and from the offices of Tenant; bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes or vapor; make or permit any improper noises in the Building; smoke in the elevators; throw substances of any kind out of the windows or doors, or down the passages of the Building, in the halls or passageways; sit on or place anything upon the window sills; or clean the windows.

         2. Waterclosets and urinals shall not be used for any purpose other than those for which they were constructed; and no sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them. Waste and excessive or unusual use of electricity or water is prohibited.

         3. Tenant shall not (i) obstruct the windows, doors, partitions and lights that reflect or admit light into the halls or other places in the Building, or (ii) inscribe, paint, affix, or otherwise display signs, advertisements or notices in, on, upon or behind any windows or on any door, partition or other part of the interior or exterior of the Building without the prior written consent of Landlord which shall not be unreasonably withheld. If such consent be given by Landlord, any such sign, advertisement, or notice shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord, but the cost of the same shall be charged to and be paid by Tenant, and Tenant agrees to pay the same promptly, on demand.

         4. No contract of any kind with any supplier of towels, water, ice, toilet articles, waxing, rug shampooing, venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered into by Tenant, nor shall any vending machine of any kind be installed in the Building, without the prior written consent of Landlord, which consent of Landlord shall not be unreasonably withheld.

         5. When electric wiring of any kind is introduced, it must be connected as directed by Landlord, and no stringing or cutting of wires will be allowed, except with the prior written consent of Landlord which shall not be unreasonably withheld, and shall be done only by contractors approved by Landlord. The number and location of public telephones, telegraph instruments, electric appliances, call boxes, etc., shall be subject to Landlord's approval. No tenants shall lay linoleum or other similar floor covering so that the same shall be in direct contact with the floor of the Premises; and if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor by a paste or other material, the use of cement or other similar adhesive material being expressly prohibited.

         6. No additional lock or locks shall be placed by Tenant on any door in the Building, without prior written consent of Landlord. Two keys will be furnished Tenant by Landlord; two additional keys will be supplied to Tenant by Landlord, upon request, without charge; any additional keys requested by Tenant shall be paid for by Tenant. Tenant, its agents and employees, shall not have any duplicate keys made and shall not change any locks. All keys to doors and washrooms shall be returned to Landlord at the termination of the tenancy, and in the event of any loss of any keys furnished, Tenant shall pay Landlord the cost thereof. Landlord, at Landlord's expense, shall install a building access and security system consistent and


                                                            Exhibit "B" - Page 1
comparable with Tenant's existing "swipe" system in 131 National Business Park, which system shall be accessible by both employees of 131 and 133 National Business Park..

         7. Tenant shall not employ any person or persons other than Landlord's janitors for the purpose of cleaning the Premises, without prior written consent of Landlord which shall not be unreasonably withheld. Landlord shall not be responsible to Tenant for any loss of property from the Premises however occurring, or for any damage done to the effects of Tenant by such janitors or any of its employees, or by any other person or any other cause.

         8. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.

         9. Tenant shall not conduct, or permit any other person to conduct, any auction upon the Premises; manufacture or store goods, wares or merchandise upon the Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Premises to be used for gambling; make any unusual noises in the Building; permit to be played any musical instrument in the Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Premises. Tenant shall not permit any portion of the Premises to be used for the storage, manufacture, or sale of intoxicating beverages, narcotics, tobacco in any form, or as a barber or manicure shop.

         10. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord which consent shall not be unreasonably withheld. Such curtains, blinds and shades must be of a quality, type, design, and color, and attached in a manner reasonably approved by Landlord.

         11. Canvassing, soliciting and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

         12. There shall not be used in the Premises or in the Building, either by Tenant or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards, and no hand trucks will be allowed in passenger elevators.

         13. Tenant, before closing and leaving its Premises, shall ensure that all entrance doors to same are locked.

         14. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord's opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

         15. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building:

         (a) the exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purpose;

         (b) the right to change the name or address of the Building, without incurring any liability to Tenant for so doing;

         (c) the right to install and maintain a sign or signs on the exterior of the Building;

         (d) the exclusive right to use or dispose of the use of the roof of the Building (except for the right to install a satellite dish on the roof of the Building, subject to the mutually


                                                            Exhibit "B" - Page 2
         acceptable agreements to be reached by Landlord and Tenant);

         (e) the right to limit the space on the directory of the Building to be allotted to Tenant;

         (f) the right to grant to anyone the right to conduct any particular business or undertaking in the Building.

         16. Tenant shall not operate space heaters or other heating or ventilating equipment without the express written consent of Landlord in each instance first obtained. Tenant shall not install or operate any electrical equipment, appliances or lighting fixtures in the Premises which are not listed and labeled by Underwriter's Laboratories or other testing organization acceptable to Landlord.


                                                            Exhibit "B" - Page 3

                                   EXHIBIT "C"
                                      LEASE
                                 BY AND BETWEEN
                  CONSTELLATION REAL ESTATE, INC., AS LANDLORD
                                       AND
                AMERICAN COMMUNICATIONS SERVICES, INC., AS TENANT

                         SCHEDULE OF TENANT IMPROVEMENTS


                                                           Schedule "C" - Page 1

                                   EXHIBIT "D"
                                      LEASE
                                 BY AND BETWEEN
                  CONSTELLATION REAL ESTATE, INC., AS LANDLORD
                                       AND
                AMERICAN COMMUNICATIONS SERVICES, INC., AS TENANT

                              ESTOPPEL CERTIFICATE

    Premises:     133 National Business Parkway
                  National Business Park
                  Annapolis Junction, Maryland  20701

         Lease dated: ______________________________, 1997, between
CONSTELLATION REAL ESTATE, INC., Agent for Owner, Landlord, and AMERICAN COMMUNICATIONS SERVICES, INC., Tenant.

         The undersigned, the Tenant under the above Lease, hereby certifies to ______________________________, to induce __________________________________ to loan certain funds to Landlord/ ___________________________________ to invest certain funds in the Landlord pursuant to Landlord's Limited Partnership Agreement, that said Lease is presently in full force and effect and unmodified; that the term thereof commenced on ___________________________________ and full rental is now accruing thereunder; in addition to the minimum rent payable under the Lease, Tenant is paying the additional rents as required thereby; that the undersigned accepted possession of said premises on __________________________, and that any improvements required by the terms of said Lease to be made by the Landlord have been completed to the satisfaction of the undersigned; that no rent under said Lease has been paid beyond ____________________________, and that the undersigned, as of this date, has no charge, lien or claim of offset under said Lease or otherwise, against rents or other charges due or to become due thereunder, except as to the security deposits, if any, listed below and to the knowledge of the undersigned, there is no default by the Landlord under the Lease.

         Tenant Deposit held by Landlord: $___________________.

WITNESS OR ATTEST:                       AMERICAN COMMUNICATIONS SERVICES, INC.

                                         By
-----------------------                    ------------------------------------



                                                           Schedule "E" - Page 1

                                   EXHIBIT "E"
                                      LEASE
                                 BY AND BETWEEN
                  CONSTELLATION REAL ESTATE, INC., AS LANDLORD
                                       AND
                AMERICAN COMMUNICATIONS SERVICES, INC., AS TENANT

                      ACCEPTANCE OF PREMISES ACKNOWLEDGMENT

         Re: Office Lease for space in 133 National Business Park, Annapolis Junction, Maryland 20701, dated _______________, 1997, between CONSTELLATION REAL ESTATE, INC., a Maryland corporation, Agent for Owner ("Landlord") and AMERICAN COMMUNICATIONS SERVICES, INC., a Delaware corporation ("Tenant").

         Landlord and Tenant hereby agree that:

1. Except for those items shown on the attached "punchlist," if any, Landlord has fully completed any construction work required under the terms of the Lease.

2. The Premises are tenantable, Landlord has no further obligation for the construction except as specified above), and Tenant acknowledges that both the Building and the Premises are satisfactory in all respects.

3.       The Commencement Date of the Lease is ________________, 1997.

4. The Expiration Date of the Initial Term of the Lease is to be ____________________, 2002.

All other terms and conditions of the Lease are hereby ratified and acknowledged to be unmodified and in full force and effect.

This Certificate is entered into by Landlord and Tenant as of the date written below their respective signatures.

WITNESS:                           LANDLORD:
                                   CONSTELLATION REAL ESTATE, INC.,
                                   Agent for Owner

                                   By:                          (SEAL)
-----------------------               --------------------------
                                           Dwight S. Taylor
                                   Vice President

WITNESS:                           TENANT:
                                   AMERICAN COMMUNICATIONS SERVICES, INC.

                                   By:                          (SEAL)
-----------------------               --------------------------
                                           George M. Tronsrue, III
                                           President and Chief Operating Officer



                                                           Schedule "E" - Page 1

                                   EXHIBIT "F"
                                      LEASE
                                 BY AND BETWEEN
                  CONSTELLATION REAL ESTATE, INC., AS LANDLORD
                                       AND
                AMERICAN COMMUNICATIONS SERVICES, INC., AS TENANT

                            JANITORIAL SPECIFICATIONS



                                                           Schedule "F" - Page 1

                                   EXHIBIT "G"
                                      LEASE
                                 BY AND BETWEEN
                  CONSTELLATION REAL ESTATE, INC., AS LANDLORD
                                       AND
                AMERICAN COMMUNICATIONS SERVICES, INC., AS TENANT

                             BASE BUILDING EXPENSES
                         (as of the date of this Lease)




                                                           Schedule "G" - Page 1